Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the segment change described in Note 3, which is as of May 3, 2013, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Thermo Fisher Scientific’s Current Report on Form 8-K dated May 3, 2013.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts May 23, 2013